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                                                                     Exhibit 4.1



                                                      |-----------------------|
                                                      | CUSIP ID. 87163H 10 2 |
                                                      |-----------------------|



                          SYNOVA HEALTHCARE GROUP INC.

                             AUTHORIZED COMMON STOCK
                                 PAR VALUE: $0.001






THIS CERTIFIES THAT




IS THE RECORD HOLDER OF


         _________ Shares of SYNOVA HEALTHCARE GROUP INC. Common Stock - transferable on the books of her Corporation in person or by xxx authorized attorney upon surrender of this Certificate property endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facisimile seal of the Corporation and the facsimile signatures of the duly authorized officers.



Dated:




__________________________                   ________________________________
                 SECRETARY                                          PRESIDENT








                               xxxxxxx Registered:
                              LIBERTY TRANSFER CO.
                                    Box XXXX
                            Huntington, NY 11763-0558

                        By_______________________________
                              Authorized Signature